UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2011, Bioject Medical Technologies, Inc. (“Bioject”) entered into a Convertible Note Purchase and Warrant Agreement (the “Agreement”) with Al Hansen, Mark Logomasini, Ed Flynn, and Ralph Makar (together, the “Purchasers”) pursuant to which Bioject issued Convertible Promissory Notes (the “Notes”) and warrants to purchase Common Stock (the “Warrants”). Pursuant to the Agreement, Bioject sold Notes in the principal amount of $75,000 to each of Messrs. Hansen and Logomasini, $50,000 to Mr. Flynn, and $25,000 to Mr. Makar. Each of Messrs. Flynn, Hansen, Logomasini, and Makar is a director of Bioject; Mr. Makar is also Bioject’s Chief Executive Officer. In addition, Mr. Hansen is a managing director of Signet Health Partners, an affiliate of one of Bioject’s principal shareholders, Life Sciences Opportunities Fund II, L.P., Life Sciences Opportunities Fund II (Institutional), L.P.

The Notes bear interest at the rate of 10% per year with all principal and interest due December 29, 2011, which maturity date may be extended to June 28, 2012 at the option of the holder, and may not be prepaid without the written consent of the holders of a majority in interest of the Notes. The Notes are convertible at any time by the Purchasers into Bioject’s common stock at the rate of $0.19 per share, or, in the case of a qualified financing, into the securities sold in the financing at a price equal to the financing price.

The number of shares for which each Warrant is exercisable automatically increases if the holder exercises his option to extend the maturity date of his Note. If no holder exercises his option to extend the maturity date of his Note, the Warrants will be exercisable for an aggregate of 118,422 shares of Bioject’s common stock. If all holders exercise their options to extend the maturity date of their Notes, the Warrants will be exercisable for an aggregate of 236,844 shares of Bioject’s common stock. The Warrants’ exercise price is $0.19 per share. Each Warrant is immediately exercisable and expires three years from the date of issuance.

Bioject also entered into a Registration Rights Agreement with each Purchaser granting piggy-back registration rights.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	See Item 1.01 Entry into a Material Definitive Agreement - Convertible Note Purchase and Warrant Agreement and Convertible Promissory Notes or disclosures required pursuant to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

As discussed in Item 1.01 above, on June 29, 2011, the Company issued $225,000 principal amount of convertible notes and warrants exercisable for at least 1,184,211 shares and no more than 1,539,476 shares of its common stock. See Item 1.01 above for a description of the conversion terms for the convertible notes and the exercise terms of the warrant. These issuances of securities were exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 thereunder, among other exemptions, on the basis that the purchasers of the securities in this issuance are accredited investors.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

10.1	Form of Convertible Note Purchase and Warrant Agreement dated June 29, 2011 between Bioject Medical Technologies Inc. and the Purchasers

10.2	Form of Warrant issued by Bioject Medical Technologies Inc. to the Purchasers.

10.3	Form of Unsecured Subordinated Convertible Promissory Note issued by Bioject Medical Technologies Inc. to the Purchasers.

10.4	Form of Registration Rights Agreement between Bioject Medical Technologies Inc. and the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2011	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)

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